UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 6, 2008
Commerce Bancorp, Inc.
(Exact name of Registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	1-12069 (Commission File Number)	22-2433468 (I.R.S. Employer Identification No.)
Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ 08034-5400
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (856) 751-9000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 6, 2008, the shareholders of the Company approved the plan of merger contained in the merger agreement dated as of October 2, 2007, among the Company, The Toronto-Dominion Bank (“TD”) and Cardinal Merger Co. (the “Merger Agreement”), pursuant to which TD will acquire the Company. Approximately 97% of the participating shares voted in favor of the merger. On February 6, 2008, the Company and TD issued a joint press release with respect to shareholder approval of the merger, a copy of which is attached hereto and incorporated hereby by reference as Exhibit 99.1 hereto.
The approval of the plan of merger by Commerce’s shareholders satisfies one of the conditions to completion of the transaction. Consummation of the transaction remains subject to other customary closing conditions, including the receipt of regulatory approvals.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release dated February 6, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Commerce Bancorp, Inc.
February 7, 2008	By:	/s/ Douglas J. Pauls
		Name:	Douglas J. Pauls
		Title:	Executive Vice President and Chief Financial Officer